UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2011

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th  Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Bonus Plan

On July 5, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Physicians Formula Holdings, Inc. approved performance criteria and award opportunities for fiscal year 2011 pursuant to the Annual Bonus Plan (the “Plan”) of Physicians Formula, Inc. (the “Company”). The Plan authorizes the Committee to select employees eligible to earn annual bonuses, to establish performance goals for each year, to establish formulae by which bonuses are calculated, to establish the maximum bonus that may be earned by each eligible employee and to otherwise administer the Plan.

The amount of 2011 bonus, if any, payable under the Plan to each named executive officer will be determined as follows:  (i) 30% of the bonus will be determined based on the increase in Net Sales (as defined below) for the 2011 fiscal year above Net Sales for the 2010 fiscal year; and (ii) 70% of the bonus will be determined based on the excess of Earnings Per Share (as defined below) for 2011 over the Company’s budgeted 2011 Earnings Per Share.  For purposes of calculating the amount of bonus payable to any named executive officer, “Net Sales” means the Company’s gross sales during the applicable period, less returns, discounts and allowances; and “Earnings Per Share” means the diluted earnings (or loss) per share of the Company, as determined by the Committee in accordance with generally accepted accounting principles for inclusion in the Company’s annual audited financial statements, subject to adjustment to exclude amounts payable under the Plan and any reported cumulative effect of accounting changes, any reported income and losses from discontinued operations, and any reported extraordinary or nonrecurring gains and losses as determined under generally accepted accounting principles.

No bonus will become payable to any named executive officer unless the Earnings Per Share achieved for 2011 exceeds the Company’s budgeted Earnings Per Share for the 2011 fiscal year.  The maximum amount of bonus payable to any named executive officer will not exceed 150% of the named executive officer’s target bonus for 2011.  In addition, the total amount of bonuses payable to all employees (including the named executive officers) entitled to receive a bonus under the Plan will not exceed 40% of the excess of the Company’s adjusted EBITDA (as defined in the Company’s credit agreements) for 2011 over the Company’s budgeted adjusted EBITDA for 2011.

The bonus payable for any named executive officer for 2011, if any and subject to the 40% adjusted EBITDA restriction described above, is to be paid in cash as soon as practicable following the end of 2011, but no later than two and a half months following the end of 2011.  A named executive officer must be employed by the Company on the date of payment of the bonus in order to be entitled to receive his or her bonus.

2011 Target and Maximum Bonus Amounts

The following table sets forth the target and maximum cash bonus amounts payable to each named executive officer.  No named executive officer is entitled to receive a minimum bonus payment for fiscal year 2011.

Executive	Target ($)	Maximum ($)
Ingrid Jackel	$189,280	$283,920
Jeffrey P. Rogers	$189,280	$283,920
Jeff M. Berry	$175,760	$263,640

Because payouts under the Plan depend on future corporate performance, the actual amounts the Company will pay to named executive officers under the Plan for 2011 are not yet determinable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Jeff M. Berry
Date: July 8, 2011	Name:	Jeff M. Berry
	Title:	Chief Financial Officer